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                                                                  Exhibit 10(ix)

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT made as of November 21, 2000.

BETWEEN:

                         CO-STEEL INC.

                              (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                                    - and -

                         ANDY BOULANGER

                              (hereinafter referred to as the "Executive")

                                                              OF THE SECOND PART

     WHEREAS the Corporation and the Executive have agreed to enter into this Employment Agreement to formalize in writing the terms and conditions governing the Executive's employment;

     NOW THEREFORE in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:


                                   ARTICLE 1

                             COMMENCEMENT AND TERM

1.1  TERM.

     This Agreement shall commence on the date hereof and shall continue for an indefinite period thereafter subject to termination in accordance with Article 5 hereof.


                                   ARTICLE 2

                                   ASSIGNMENT

2.1  POSITION.

     The Executive shall be employed by the Corporation as Vice-President, Chief Financial Officer and in that capacity shall perform such duties and exercise such powers and responsibilities as specified by the board of directors of the Corporation.
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                                      -2-



2.2  RESPONSIBILITIES.

     The Executive's full time and attention shall be devoted to the business and affairs of the Corporation. The Executive shall discharge the responsibilities assigned to the Executive and use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.


                                   ARTICLE 3

                                  REMUNERATION

3.1  BASE SALARY, BONUSES, BENEFITS AND PERQUISITES.

     The Executive shall be entitled to receive from the Corporation the base salary, bonuses, benefits and perquisites set out in Schedule "A" to this Agreement. The salary, bonuses and perquisites may be increased by the Compensation Committee of the Board from time to time.

3.2  VACATION

     The Executive shall be entitled to the annual vacation specified in Schedule "A".

3.3  EXPENSES.

     The Corporation agrees to reimburse the Executive for all expenses reasonably incurred in connection with the performance of the Executive's duties to the Corporation upon being provided with proper vouchers or receipts in connection therewith.


                                   ARTICLE 4

                            COVENANTS OF THE PARTIES

4.1  CONFIDENTIALITY.

     The Executive shall not at any time during the term of this Agreement or thereafter, without the consent of the Corporation, disclose to any person any material confidential information obtained by the Executive while employed by the Corporation, the disclosure of which could be materially damaging to the Corporation unless the disclosure of such information is required by law, or made in connection with the performance of the Executive's duties with the Corporation. For the purposes of this Agreement, "confidential information" shall not include any information (i) known generally to the public;
(ii) accessible to a third party on an unrestricted basis; or (iii) of the type not generally considered confidential by persons engaged in the same business or businesses similar to that conducted by the Corporation.
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                                     - 3 -

4.2  NON-COMPETE

(a) The Executive agrees that he will not be associated directly or indirectly with any steel business in North America that competes with the Corporation whether as an officer, director, consultant, employee, investor, creditor, shareholder, partner or otherwise for a period of one year following the termination of his employment hereunder for any reason. This clause shall not prevent the holding by the Executive or any related party of up to 1/2 of 1% in the aggregate of the outstanding shares of a corporation engaged in the steel business.

(b) The Executive agrees not to solicit for employment directly or indirectly any officer or employee of the Corporation or any subsidiaries or related entities for a period of two years following the termination of his employment hereunder for any reason.

                                   ARTICLE 5

                            TERMINATION OF EMPLOYMENT

5.1  TERMINATION BY THE CORPORATION FOR CAUSE.

     (a) The Corporation may terminate this Agreement at any time for Cause, without payment of any compensation either by way of anticipated earnings or damages of any kind.

     (b)  For purposes of this Agreement, "Cause" shall mean:

          (i) a wilful act of dishonesty, theft, breach of trust, or misappropriation of the Corporation's property; or

          (ii) the failure by the Executive to abide by any resolution of the board of directors of the Corporation, provided that resolution is not for an improper purpose, is reasonable in the circumstances and is not an event which would constitute Good Reason (as defined in paragraph 5.4 hereof).

5.2  TERMINATION FOR OTHER REASONS

     This Agreement shall terminate without payment of any compensation in respect of such termination in the following events:

     (a)  the death of the Executive;

     (b) the permanent incapacity of the Executive qualifying the Executive to payments under any permanent disability insurance policy carried by or for the benefit of the Executive;

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                                     - 4 -


     (c)  the normal retirement of the Executive at age 65; or

     (d)  the resignation of the Executive.

5.3  TERMINATION BY THE CORPORATION WITHOUT CAUSE.

     If the Executive's employment is terminated by the Corporation for any reason other than for Cause, the Corporation shall advise the Executive in writing (a "Termination Notice"). In such event, the following terms shall apply:

     (i) the Corporation shall pay the Executive forthwith a lump sum amount equal to the multiple (the "Multiple") set forth on Schedule "A" of the aggregate of:

             (i) the Executive's annual base salary at the date of termination; and

             (ii) the average of annual incentive paid over the preceding three years.

             No amount paid in respect of long-term incentives shall be included in such calculations.

     (ii) Additional years of service will be credited under the Supplementary Retirement Plans (S.E.R.P.) equal to the Multiple; no additional years under any registered plan.

     (iii) the terms of any loans from the Corporation or its subsidiaries to the Executive shall remain unchanged; and

     (iv) the Corporation shall pay the Executive for all accrued vacation pay to the date of termination.


5.4  CONSEQUENCES OF GOOD REASON.

     (a) The Executive may terminate this Agreement upon written notice to the Corporation at any time within 90 days of the occurrence of any Good Reason and, in such event, the Executive shall be entitled to the same payments, benefits and entitlements that would be provided to the Executive as if the Corporation had terminated the Executive's employment without cause pursuant to Section 5.3 of this Agreement. The effective date of the termination of the Executive's employment shall be thirty (30) days from the date of such written notice.
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                                     - 5 -


     (b)  For the purposes of this Agreement:


          (i) "Good Reason" shall mean the occurrence of any of the following without the Executive's express written consent:

               (A) a change (other than a change consistent with a promotion) in the Executive's status, position, duties, responsibilities, title or office;

               (B) a reduction of the Executive's salary, benefits or other remuneration received from the Corporation in a manner that is not consistent with contemporaneous salary, benefits or other remuneration reductions for other senior executives of the Corporation; or

               (C) a change in the location of the Executive's office location beyond a radius of 100 kilometres from Toronto's City Hall, unless the office of the Chief Executive Officer of the Corporation is located in the same building.


5.5  PAYMENT TO DATE OF TERMINATION.

     Regardless of the reasons for the termination, the Corporation shall make payment to the Executive to the effective date of termination.

5.6  RETURN OF PROPERTY.

     Upon any termination of employment with the Corporation, the Executive shall deliver or cause to be delivered to the Corporation all books, documents, or other property belonging to the Corporation or for which the Corporation is liable to others, which are in the possession, charge, control or custody of the Executive.

5.7  NO MITIGATION.

     All amounts referred to in this Agreement, specifically including the Corporation's payment obligations pursuant to this Article 5, shall constitute a debt owed by the Corporation to the Executive. The Executive shall not be required to mitigate damages by seeking other employment or otherwise, nor shall the amount provided for under this Agreement be reduced if the Executive shall secure a new position or not reasonably pursue alternative employment following the termination of the Executive's employment with the Corporation.

5.8  NO SET-OFF.

     The Corporation's obligations to make the payments provided for in this Agreement or otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, defence or any other claim, right or action which the Corporation may have or allege to have against the Executive.


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                                     - 6 -

5.9  LEGAL FEES.

     The Corporation agrees to pay all reasonable legal fees and expenses which the Executive may incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or as a result of any action by the Executive to enforce the Executive's rights under this Agreement.


                                   ARTICLE 6

                             DIRECTORS AND OFFICERS

6.1  RESIGNATION.

     If the Executive is a director or officer at the relevant time, the Executive agrees that after termination of the Executive's employment with the Corporation the Executive will tender the Executive's resignation from any position the Executive may hold as an officer or director of the Corporation or any of its affiliated or associated companies.

6.2  OTHER DIRECTORSHIPS.

     The Executive agrees that the Executive shall not become a director of any corporation which is not an affiliate or an associate of the Corporation without the prior approval of the Compensation Committee of the Corporation's board of directors.


                                   ARTICLE 7

                              CONTRACT PROVISIONS

7.1  HEADINGS.

     The headings of the articles and paragraphs herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

7.2  INDEPENDENT ADVICE.

     The Corporation and the Executive acknowledge that they have each (i) obtained independent legal advice in connection with this Agreement and (ii) have read all of the terms hereof.

7.3  GENDER.

     Words denoting any gender include both genders.
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7.4  GOVERNING LAW.

     This Agreement, together shall be construed and interpreted in accordance with the laws of the Province of Ontario and federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement.

7.5  ENTIRE AGREEMENT.

     This Agreement, together with Schedule "A", constitutes the whole agreement of the parties hereto with reference to any of the matters herein provided for.

7.6  NOTICE.

     Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if personally delivered, delivered by facsimile transmission (with confirmation of receipt) or mailed by prepaid registered mail addressed as follows:

     (a)     in the case of Corporation

             Co-Steel Inc.
             300 Consilium Place, Suite 800
             Toronto, Ontario
             M1H 3G2

             Attention: Mr. B.A. Richards, Vice-President, Human Resources

     (b)     in the case of the Executive:

             42 Forest Grove Drive
             Whitby, ON
             L1R 2A6

or to the last address of the Executive in the records of the Corporation or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if personally delivered, or if delivered by facsimile transmission or mailed as aforesaid, upon the date shown on the facsimile confirmation of receipt or on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.
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7.7  SUCCESSORS.

     This Agreement and all rights of the Executive hereunder shall enure to the benefit of and be enforceable by the Executive and the Executive's personal or legal representatives, heirs, executors, administrators and successors and shall be binding on the Corporation and its successors.

7.8  TAXES.

     All payments under this Agreement shall be subject to withholding of such amounts relating to tax or other payroll deductions as the Corporation may reasonably determine that it should withhold pursuant to any applicable law or regulation.

7.9  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                                        CO-STEEL INC.

                                        Per:          [SIGNATURE]         cs
                                            --------------------------------

SIGNED, SEALED AND DELIVERED     )
    in the presence of           )
                                 )
                                 )
                                 )
        [SIGNATURE]              )                /s/ Andy Boulanger      ls
----------------------------     )          --------------------------------




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                                  SCHEDULE "A"

                                 ANDY BOULANGER


Base Salary:                 $175,000

Annual Incentive:            As attached as "Exhibit A"

Long-Term Incentive:         As attached as "Exhibit B"

Benefits:                    Participates in the Co-Steel Lasco Salary
                             Benefit Program

Annual Vacation:             Four weeks

Club Membership and          Professional, business and golf and fitness club
Professional Fees:           membership fees

Car: Leased vehicle plus operating costs (including parking), as per Co-Steel Inc. Automobile Policy

Pension:                     Attached Schedule "B"

Multiple:                    2

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                                  SCHEDULE "B"

     Co-Steel Inc. Executive Retirement Arrangements for Mr. Andy Boulanger

The pension arrangements for Mr. Boulanger consists of two tiers:

1.  The first tier is the "Co-Steel Lasco Pension Plan for Salaried Employees".

2. The second tier is the "Supplementary Executive Retirement Plan" (S.E.R.P.) between Mr. Boulanger and Co-Steel Inc.

     o Currently an unfunded arrangement. A secured letter of credit will be established with the custodian of the Corporation to secure the pension obligations of the S.E.R.P., upon S.E.R.P. vesting at age 55.

     o  Indexed to 80% of the change in CPI (to a cap of 4%).

     o 2.0% per service year of best consecutive 3 years' base pay to a maximum of 70%. Pension is joint and survivor 60%.

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September 18, 2002

Mr. Andy Boulanger
42 Forrest Grove Drive
Whitby, Ontario
L1R 2A6


Dear Andy,

I refer to your Employment Agreement with the Corporation dated November 21, 2000.

I confirm that Section 3.4 of your Employment Agreement shall be amended by adding a new Section 3.4 as follows:

         3.4      LIFE INSURANCE

                  Insurance on the life of the Executive in the amount of $42,591 has been purchased (the "Insurance"). The Corporation agrees to maintain the Insurance and pay all premiums (on behalf of itself and the Executive) until the loan is repaid under the terms and conditions of the Executive Share Loan Plan.

                  The premium attributable to the term portion of the Insurance is deductible from the amount otherwise payable to the Executive under the Executive Annual Incentive Plan.

                  The Corporation shall pay the Executive a bonus equal to the grossed up tax liability of the Executive incurred as a result of the Corporation paying the premiums referred to above.


I also confirm that Section 5.3 of your Employment Agreement shall be amended by adding a new subsection 5.3 (i) (iii) as follows:


         5.3
                (i)
                   (iii) the value of all perquisites set out in Schedule "A"
                         other than pension benefits.

Please attach this letter to your Employment Agreement as confirmation of the changes.



____________________________________ c/s

Brett A. Richards
Co-Steel Inc.